Exhibit 10.8

INCENTIVE UNIT GRANT AGREEMENT

UNDER THE KC PARENT, LLC

2015 EQUITY INCENTIVE PLAN

Name of Grantee:	_________________________ (the “Grantee”)

(Name of Grantee)

No. of Units:	_________________ Class B-1 Units

_________________ Class B-2 Units

_________________ Class B-3 Units

(Class B-1 Units, Class B-2 Units and Class B-3 Units, collectively, the “Incentive Units”)

Grant Date:	___________________ (the “Grant Date”)

Vesting Reference Date:	___________________ (the “Vesting Reference Date”)

Strike Price:	$

Pursuant to the KC Parent, LLC 2015 Equity Incentive Plan (the “Plan”), KC Parent, LLC, a Delaware limited liability company (together with all successors thereto, the “Company”), hereby grants to the Grantee, who is an employee, officer, manager or director of, or other provider of services to, the Company or any of its Subsidiaries, the number of Incentive Units of the Company indicated above (the “Granted Units”), subject to the terms and conditions set forth in this Incentive Unit Grant Agreement (this “Agreement”), in the Plan and in the Second Limited Liability Company Agreement of the Company dated as of April 18, 2016 (as may be further amended or modified from time to time, the “LLC Agreement”).

1. Definitions. For the purposes of this Agreement, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the LLC Agreement and the Plan.

2. Repurchase, Vesting and Forfeiture. The Granted Units shall be subject to repurchase, vesting and forfeiture as set forth in the LLC Agreement.

3. Incorporation of Plan and LLC Agreement; Joinder; Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement.

(a) Notwithstanding anything herein to the contrary, the Granted Units shall be subject to and governed by all the terms and conditions of the Plan and the LLC Agreement, including without limitation the provisions with respect to forfeiture, repurchase and transfer of Incentive Units as set forth in the LLC Agreement including any Exhibits and/or Schedules attached thereto.

(b) As a condition precedent to the Company’s grant of Incentive Units to the Grantee, the Grantee shall: (a) execute the Joinder to the Company’s LLC Agreement attached hereto as Exhibit A, whereupon the Grantee shall become a party to the LLC Agreement as a Member and a holder of Incentive Units (provided that the Grantee shall be bound by the LLC Agreement whether or not such counterpart is actually executed); (b) execute and timely file the form election in accordance with Section 83(b) of the Code attached hereto as Exhibit B and (b) execute the Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement attached hereto as Exhibit C.

4. Withholding Taxes. The Grantee agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, all federal, foreign, state or local taxes of any kind required by law to be withheld with respect to the grant of the Granted Units to the Grantee. The Grantee agrees to elect, in accordance with Section 83(b) of the Code and the form election provided as Exhibit B hereto, to recognize ordinary income in the year of the grant of the Granted Units, and to pay to the Company all withholding taxes based on the excess, if any, of the aggregate fair market value of such Granted Units (determined without regard to any restriction other than a restriction which by its terms will never lapse) as of the Grant Date over the amount, if any, paid by the Grantee for such Granted Units. The Grantee acknowledges that the Grantee has reviewed with the Grantee’s own tax advisors the tax consequences of this Agreement, the grant and its surrounding circumstances, the terms and structure of the Grantee’s ownership of the Granted Units and the Grantee’s election in accordance with Section 83(b) as described above, and is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as result of the transactions contemplated by this Agreement or relating in any manner to the Granted Units.

5. Restrictions on Transfer of Granted Units. None of the Granted Units shall be Transferred, except as permitted under the LLC Agreement.

6. [Intentionally Omitted.]

7. Miscellaneous Provisions.

(a) No Employment Rights. No provision of this Agreement shall (i) confer upon the Grantee any right to be or continue, as the case may be, in the employ of the Company or any Subsidiary, (ii) affect the right of the Company or any Subsidiary to terminate the employment of the Grantee, with or without cause or (iii) confer upon the Grantee any right to participate in any employee welfare or benefit plan or other program of the Company or any Subsidiary, other than the Plan. The Grantee hereby acknowledges and agrees that the Company or any Subsidiary may terminate the Grantee’s employment at any time, with or without notice, and for any reason, or for no reason.

(b) Lock Up. The Grantee shall be subject to the lock up provisions set forth in Section 10.4(f) of the LLC Agreement.

(c) Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that this Agreement is not performed fully by the parties hereto in accordance with its specific terms or conditions or is otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that each of the parties hereto shall be entitled to an injunction or injunctions, without the necessity of proving actual damages or posting a bond or other security, to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other party is entitled to at law or in equity.

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(d) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(e) Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts or choice of laws thereof that would give rise to the application of the domestic substantive law of any other jurisdiction. To the extent permitted by applicable law, the provisions of this Agreement shall supersede any contrary provisions of any applicable law.

(f) Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(h) Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service), electronic mail or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(i) Benefit and Binding Effect. Except as otherwise provided herein or in the LLC Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the parties hereto. Transmission of an executed counterpart by fax or PDF file of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such signatures shall be deemed original signatures for purposes of the enforcement and construction of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

KC PARENT, LLC

By:
Name: Title:

By:
Name: Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

GRANTEE:

Name:

Address:

[Signature Page to Incentive Unit Grant Agreement]

EXHIBIT A

Joinder to LLC Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Second Amended and Restated Limited Liability Company Operating Agreement for KC Parent, LLC (the “Company”), dated as of April 18, 2016 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”).

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the LLC Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be a “Management Member” as such term is defined in the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of __________________, 20[__].

MANAGEMENT MEMBER:

Name:

Address:

EXHIBIT B

Section 83(b) Election

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social Security Number:

Address:

Taxable Year: Calendar Year 20

2.	The property which is the subject of this election is B-1 Units, B-2 Units and B-3 Units (the “Units”) of KC Parent, LLC (the “Company”).

3.	The property was transferred to the undersigned on________ ___ , 201___.

4.	The property is subject to the following restrictions:

The Units will be subject to restrictions on transfer and risk of forfeiture upon termination of service relationship and in certain other events.

5.	The fair market value of the property at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income Tax Regulations) is $0.

6.	For the property transferred, the undersigned paid $0.

7.	The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service Office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election will also be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing services in connection with which the property was transferred.

Dated: __________________, 20__
Taxpayer

EXHIBIT C

Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement

(See attached.)